EXHIBIT 10.11
SECURITY AGREEMENT

This Security Agreement (this "Agreement") is made as of APRIL 7, 2008, by and among Secured Financial Network, Inc., a Nevada corporation (“Debtor”), VPS Virtual Payment Solutions, Inc. a Florida corporation and wholly-owned subsidiary of Debtor (“VPS,” and together with Debtor “Obligors”) and Commercial Holding, AG (“Secured Party”).

BACKGROUND:

A.                 Secured Party and Debtor has entered into that certain Credit and Loan Agreement of even date herewith (the “Loan Agreement”), and VPS will receive a direct benefit from any loans provided to Debtor under the Loan Agreement.

B.                 As a condition to making any loans under the Loan Agreement, Secured Party requires the Obligors to grant to Secured Party a security interest in the Collateral (as defined below).

AGREEMENTS:

In consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Obligors hereby agree with the Secured Party as follows:

1.             Certain Definitions. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in the Texas Uniform Commercial Code ("UCC") is used in this Agreement with the same meaning; provided, that if any definition given a term in Chapter 9 of the UCC conflicts with the definition given that term in any other chapter of the UCC, the Chapter 9 definition shall prevail. Capitalized terms otherwise used but not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Loan Agreement (as defined below). As used herein, the following terms have the meanings indicated:

"Collateral" has the meaning set forth in Section 3.

"Copyrights License" means any and all rights now owned or hereafter acquired by VPS under any written agreement granting any right to use any Copyright or Copyright registration.

"Copyrights" means all of the following now owned or hereafter adopted or acquired by VPS: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

"Default" means the occurrence of any Event of Default.

"Notes" means any promissory notes issued pursuant to the Loan Agreement (as amended, modified, supplemented, or restated from time to time).

"General Intangibles" means all "general intangibles," as such term is defined in the UCC, now owned or hereafter acquired by VPS, including (i) all Intellectual Property Rights, (ii) all tax refunds, (iii) all licenses, permits, concessions and authorizations, and (iv) all insurance policies.

"Indebtedness" means (a) all indebtedness, obligations and liabilities of Debtor to the Secured Party under the Note, the Loan Agreement, this Agreement, and the other Loan Documents, (b) all indebtedness, obligations and liabilities to the Secured Party under the Notes, (c) interest accruing on, and attorneys' fees, court costs, and other costs of collection incurred in the collection or enforcement of any of the indebtedness, obligations and liabilities described in clauses (a) and (b) above, and (d) any and all renewals and extensions of, or amendments to, any of the indebtedness, obligations and liabilities described in clauses (a), (b) and (c) above.

"Intellectual Property Right" means (a) any Patent, Patent License, Copyright, Copyright License, Trademark, Trademark License, customer list, trade secret or other intellectual property right or proprietary information, (b) all registrations and applications to register any such Patent, Copyright, Trademark or other intellectual property right with any governmental authority and all renewals and extensions thereof, and (c) the goodwill of the business associated with or relating to any such Trademark or other intellectual property right.

"Lien" means any lien, mortgage, security interest, charge, or encumbrance of any kind, including, without limitation, the rights of a vendor, lessor, or similar party under any conditional sales agreement or other title retention agreement or lease substantially equivalent thereto, any production payment, and any other right of or arrangement with any creditor to have his claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

"Loan Agreement" is defined in the Background section of this Agreement, and includes any amendment, modification, supplement or restatement thereof, made from time to time.

"Loan Documents" means this Agreement, the Loan Agreement, the Notes, any UCC financing statements and all other documents and instruments heretofore, now or hereafter evidencing, describing, guaranteeing or securing the Indebtedness contemplated hereby or in the Loan Agreement or delivered in connection with this Agreement.

"Patent License" means rights under any written agreement now owned or hereafter acquired by VPS granting any right with respect to any invention on which a Patent is in existence.

"Patents" means all of the following in which VPS now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

"Person" shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government, or any agency or political subdivision of any government.

"Security Interest" means the security interest granted and the pledge and assignment made under Article 2.

"Trademark License" means rights under any written agreement now owned or hereafter acquired by Debtor granting any right to use any Trademark.

"Trademarks" means all of the following now owned or hereafter existing or adopted or acquired by VPS: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, (b) all reissues, extensions or renewals thereof, and (c) all goodwill associated with or symbolized by any of the foregoing.

"Tribunal" means any court or governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish or municipality, whether now or hereafter constituted or existing.

2.             Security Interest. In order to secure the full and complete payment and performance of the Indebtedness when due, Debtor hereby grants to Secured Party, for its benefit and the ratable benefit of the Secured Party, a security interest in the Collateral and pledges and assigns the Collateral to Secured Party, all upon and subject to the terms and conditions of this Agreement, the Loan Agreement, and the Notes. Such Security Interest is granted and the pledge and assignment are made as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation of Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto.

3.             Collateral. As used herein, the term "Collateral" means (a) all of Debtor’s equity interest in and to VPS, and (b) all of the assets and property of VPS whether now owned or hereinafter acquired by Debtor, including but not limited to the following items and types of property:

3.1           all documents and instruments in the name of VPS.

3.2           all accounts, General Intangibles, chattel paper, commercial tort claims, deposit accounts, goods, investment property, letters of credit, letter-of-credit rights, money, as-extracted collateral, and instruments however evidenced or acquired, or in which VPS now has or hereafter acquires any rights (or any successor or assign of such obligors).

3.3           all of Debtor's fixtures, equipment and inventory and all parts thereof and all accessions, additions, attachments, improvements, substitutions, and replacements thereto and therefor.

3.4           all rights to use any software installed on the equipment and inventory identified in Section 3.3.

3.5           all cash and noncash proceeds and other rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or other claims against any other Person or entity with respect to, all or any part of the foregoing Collateral.

3.6           all books and records concerning any of the Collateral.

4.             Representations and Warranties. Obligors jointly and severally represent and warrant to Secured Party that:

4.1            debtor is a corporation organized and existing in the State of Nevada and VPS is a corporation organized and existing in the State of Florida.

4.2            obligors’ place of business and chief executive office is where each Obligor is entitled to receive notices hereunder; and the present and foreseeable location of VPS' books and records concerning any of the Collateral is at 1180 SW 36th Ave., Suite 204 Pompano Beach, Fl 33069  (but the failure of such description to be accurate or complete shall not impair the Security Interest in such Collateral); and all such books, records, and Collateral are in VPS' possession except for inventory leased to VPS’ customers in the ordinary course of business.

4.3           the delivery at any time by an Obligor to Secured Party of Collateral or of additional specific descriptions of certain Collateral shall constitute a representation and warranty by Obligors to Secured Party that the representations and warranties of this Article are true and correct with respect to each item of such Collateral.

5.             Certain Covenants. Until the Indebtedness is paid and performed in full, Obligors each covenant and agree with Secured Party that Obligors will:

5.1           maintain, at the place where Debtor is entitled to receive notices under the Loan Agreement, and permit representatives of any Secured Party at any time during normal business hours to inspect and make abstracts from such records, and furnish to Secured Party, at such intervals as Secured Party may reasonably request, such documents, lists, descriptions, certificates and other information as may be necessary or proper to keep Secured Party informed with respect to the identity, location, status, condition and value of the Collateral.

5.2           promptly notify Secured Party of any material claim, action, or proceeding affecting title to all or any portion of the Collateral or the Security Interest and, at the request of a Secured Party, appear in and defend, at Obligors’ expense, any such action or proceeding, except with respect to Permitted Liens.  Promptly notify Secured Party of any material change in any fact or circumstances represented or warranted by Obligors with respect to any of the Collateral or the Indebtedness.

5.3           not sell or otherwise dispose of, or permit the sale or disposition of, any of the Collateral, except inventory sold or abandoned in the ordinary course of business. Not create, incur or suffer or permit to be created or incurred or to exist any charge or Lien upon or against any of the Collateral, except for Permitted Liens.

5.4           after the occurrence and during the continuation of a Default, hold in trust for Secured Party, as property of Secured Party, all collections and proceeds of, or payments made in respect of, all Collateral at any time received by Obligors and immediately deliver same to Secured Party; provided that Secured Party at its option permits Obligors to retain such collections and proceeds of, or payments made in respect of, all Collateral.

5.5           at Obligors' expense and Secured Party's request, before or after a Default, file or cause to be filed such applications and take such other actions as Secured Party may reasonably request to obtain the consent or approval of any Tribunal to the Secured Party's rights hereunder, including, without limitation, the right to sell all the Collateral upon a Default without additional consent or approval from such Tribunal.

5.6           from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental documents and financing statements, and do all other acts or things as Secured Party may reasonably request in order to more fully create, evidence, perfect, continue and preserve the priority of the Security Interest.

5.7           keep Collateral that is inventory or equipment in good repair, working order, and condition, normal wear and tear excepted.

5.8           keep the Collateral insured, in accordance with the past practices of the business prior to the Closing date, with financially sound and reputable insurance companies, and in at least such reasonable amounts and against at least such normal risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses.

5.9           not cause or permit any change to be made in any Obligors’ name, identity or corporate structure, or any change to be made to any Obligors’ jurisdiction of organization or the address of its chief executive office, unless such Obligor shall have first (1) notified Secured Party of such change at least thirty (30) days prior to the effective date of such change, and (2) taken all action requested by Secured Party for the purpose of further confirming and protecting Secured Party' security interests and rights under this Agreement and the perfection and priority thereof.  In any notice furnished pursuant to this subsection, each Obligor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Secured Party's security interest in the Collateral.

5.10          the Obligors authorizes the Secured Party to file at any time and from time to time any financing statement, amendments thereto and continuation statements relating to the Collateral that Secured Party deems necessary to maintain a perfected first-priority security interest in the Collateral, subject to Permitted Liens. Obligors shall, at their own expense, make, execute, endorse, acknowledge, file and deliver to Secured Party from time to time such financing statements, lists, descriptions and designations of its Collateral, acknowledgements of the security interest created hereby to third parties vouchers, invoices, control agreements, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interests hereby granted, which Secured Party may reasonably request, in a form reasonably satisfactory to Secured Party, to create, preserve, protect and perfect the security interests and the priority thereof granted by Obligors to Secured Party in and to the Collateral.  Obligors shall pay any applicable filing fees and related expenses. Each Obligor authorizes the Secured Party at any time and from time to time to file any financing statements related to the Collateral without the signature of any Obligor.

5.11          hold in trust for Secured Party all Collateral that is chattel paper, instruments, or documents at any time received by Obligors and promptly deliver same to Secured Party unless Secured Party at its option (which may be evidenced only by a writing signed by Secured Party stating that Secured Party elects to permit Debtor to so retain) permits an Obligor to retain the same, but any chattel paper, instruments, or documents so retained shall be marked to state that they are assigned to Secured Party (but the failure of same to be so marked shall not impair the Security Interest thereon).

5.12          for any Collateral (other than inventory leased to VPS’ customers in the ordinary course of business) that is a fixture or an accession which has been attached to real estate or other goods prior to the perfection of the Security Interest, furnish Secured Party, upon demand, a disclaimer of interest in each such fixture or accession and a consent in writing to the Security Interest of Secured Party therein, signed by all Persons having any interest in such fixture or accession by virtue of any interest in the real estate or other goods to which such fixture or accession has been attached.

5.13          if certificates of title are issued or outstanding with respect to any of the Collateral, cause the Security Interest to be properly noted thereon.

5.14          use its best efforts to obtain as promptly as possible, and in any event within 30 days, any consents which may be required under any office or warehouse lease to which VPS is party; provided, that if such a consent with respect to any lease is not obtained within such 30-day period, VPS may not store Collateral at the locations subject to such lease in excess of an aggregate book value of $100,000.

6.             Events of Default; Remedies.  Upon the occurrence of a Default, Obligors shall be in default under this Agreement and a Default shall exist hereunder.  Should a Default occur, Secured Party may, at its election, exercise any and all rights and remedies available to a secured party under the UCC, in addition to any and all other rights and remedies afforded by the Loan Agreement and Notes or any related document thereto, at law, in equity or otherwise, including, without limitation, (a) reducing any claim to judgment; (b) foreclosing the Security Interest and any other Liens that Secured Party may have or otherwise realize upon any and all of the rights Secured Party may have in and to the Collateral, or any part thereof; (c) requiring Obligors to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Obligors and Secured Party; and (d) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and each Obligor hereby consents to any such appointment).

6.1           Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Obligors and to any other Person entitled to notice under the UCC; provided, that if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this section.

6.2           Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this Section in the following order: first to the payment of all its expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Indebtedness); second, toward repayment of amounts expended by Secured Party under Section 7 hereof, and third, toward payment of the balance of the Indebtedness in such order and manner as Secured Party, in its discretion, may deem advisable. Any surplus remaining shall be delivered to the applicable Obligor or as a court of competent jurisdiction may direct.  If the proceeds are insufficient to pay the Indebtedness in full, Debtor shall remain liable for any deficiency.

7.             Other Rights of Secured Party.

7.1           Performance.  In the event Obligors shall fail to keep the Collateral in good repair, working order, and condition as required in this Agreement, or to pay when due all taxes on any of the Collateral, or to preserve the priority of the Security Interest in any of the Collateral, or to keep the Collateral insured as required by this Agreement, or otherwise fail to perform any of its obligations under any Loan Documents with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, make such repairs, pay such taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by Secured Party, or take all other action which Obligors are required, but has failed or refused, to take under the Loan Documents. Any sum which may be expended or paid by Secured Party under this section (including, without limitation, court costs and reasonable attorneys' fees) shall bear interest from the dates of expenditure or payment at the Maximum Legal Rate until paid and, together with such interest, shall be payable by Debtor to Secured Party for the account of the Secured Party upon demand and shall be part of the Indebtedness.

7.2           Collection. During the existence of a Default, upon notice from Secured Party, each Obligor with respect to any payments on any of the Collateral (including, without limitation, insurance proceeds payable by reason of loss or damage to any of the Collateral) is hereby authorized and directed by each Obligor to make payment directly to Secured Party, regardless of whether an Obligor was previously making collections thereon.  Each Obligor hereby appoints Secured Party as its attorney-in-fact, and during the existence of a Default, Secured Party shall have the right in its own name or in the name of an Obligor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of such Obligor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Secured Party, and to deposit or otherwise handle the same; to sign the name of Obligor on any invoice or bill of lading relating to any Collateral, on any drafts against Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Persons making payment with respect to Collateral; to receive, open, and dispose of all mail addressed to the Company relating to Collateral; to send requests for verification of obligations to any Person obligated thereunder; and to do all other acts and things necessary to carry out the intent of this Agreement. If any Person fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of Obligor, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, Secured Party shall never be liable for their failure to collect, or for their failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall they be under any duty whatever to anyone except Debtor to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to any Collateral, or for informing Obligors with respect to any of such matters (irrespective of whether Secured Party or any Secured Party actually has, or may be deemed to have, knowledge thereof). The release of Secured Party to any Person shall be a full and complete release, discharge and acquittance to such Person, to the extent of any amount so paid to Secured Party. The power granted under this Section 7.2, being coupled with an interest, is irrevocable while any Collateral or Indebtedness remains unpaid.

7.3           Certain Proceeds. During the existence of a Default, any cash proceeds of Collateral which come into the possession of Secured Party (including, without limitation, insurance proceeds) may, at Secured Party's option, be applied in whole or in part to the Indebtedness (to the extent then due), be released in whole or in part to or on the written instructions of an Obligor for any general or specific purpose, or be retained in whole or in part by Secured Party as additional Collateral.  Any cash Collateral in the possession of Secured Party may be invested by Secured Party in certificates of deposit issued by any state or national bank having combined capital and surplus greater than $10,000,000, or in securities issued or guaranteed by the United States of America or any agency thereof. Secured Party shall never be obligated to make any such investment and shall never have any liability to any Obligor for any loss which may result therefrom. All interest and other amounts earned from any investment of Collateral may be dealt with by Secured Party in the same manner as other cash Collateral.

7.4           Use of Collateral. During the existence of a Default, should any Collateral come into the possession of Secured Party, such party may use such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by the Secured Party in respect of such Collateral.  Each Obligor covenants to promptly reimburse and pay to Secured Party, at such party's request, the amount of all reasonable expenses (including, without limitation, the cost of any insurance and payment of taxes or other charges) incurred by such party in connection with its custody and preservation of Collateral, and all such expenses, costs, taxes and other charges shall bear interest at the maximum rate permitted by law until repaid and, together with such interest, shall be payable by Obligor to the Secured Party upon demand and shall become part of the Indebtedness. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Obligors, and Secured Party shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, such party shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Obligors for what they may actually collect or receive thereon.

7.5           Subrogation. If any of the Indebtedness is given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Secured Party shall be, and are hereby, subrogated to all of the rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.

8.             Power of Attorney.

8.1           Power of Attorney.  Each Obligor hereby irrevocably constitutes and appoints Secured Party (and all officers, employees or agents designated by Secured Party), with full power of substitution, as Obligors' true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Obligors and in the name of Obligors or in its own name, from time to time in Secured Party's discretion, with or without notice to or assent by Obligors, to take any and all of the following actions permitted by Obligors in the Loan Documents and to enforce any and all rights of Obligors pursuant to the Loan Documents.  Obligors hereby ratify, to the extent permitted by law, all that Secured Party shall lawfully do or cause to be done by virtue hereof.  Secured Party, as authority for Obligors to take any action or actions contemplated hereby, shall not be required to inquire into or seek confirmation from Obligors as to the authority of Obligors to take any action described above, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to Secured Party unconditionally the authority to take and perform the actions contemplated herein, and each Obligor irrevocable waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this power of attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by an Obligor without Secured Party's written consent prior to the payment in full of all of the Indebtedness owed to Secured Party pursuant to the Loan Agreement, or until such time as all of the Collateral has been exhausted in the satisfaction or partial satisfaction of the Indebtedness.

9.             Miscellaneous.

9.1           Term. Upon full and final payment and performance of the Indebtedness, this Agreement shall thereafter terminate and the Security Interest will be released; provided that no Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this Agreement, but shall be fully protected in making payment directly to Secured Party.

9.2           Actions Not Releases. The Security Interest and each Obligor's obligations and Secured Party's rights hereunder shall not be released, diminished, impaired or adversely affected by the occurrence of any one or more of the following events: (a) the taking or accepting of any other security or assurance for any or all of the Indebtedness; (b) any release, surrender, exchange, subordination or loss of any security or assurance at any time existing in connection with any or all of the Indebtedness; (c) the insolvency, bankruptcy or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Indebtedness, whether now existing or hereafter occurring; (d) any renewal, extension or rearrangement of the payment of any or all of the Indebtedness, or any adjustment, indulgence, forbearance or compromise that may be granted or given by Secured Party to an Obligor; (e) any neglect, delay, omission, failure or refusal of Secured Party to take or prosecute any action in connection with any other agreement, document, guaranty or instrument evidencing, securing or assuring the payment of all or any of the Indebtedness; (f) any failure of Secured Party to notify an Obligor of any renewal, extension or assignment of the Indebtedness or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by Secured Party against an Obligor or any new agreement between an Obligor and Secured Party, it being understood that Secured Party shall not be required to give any Obligor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Indebtedness, including, without limitation, notice of acceptance of this Agreement, or any Collateral ever delivered to or for the account of Secured Party; (g) the illegality, invalidity or unenforceability of all or any part of the Indebtedness against any party obligated with respect thereto by reason of the fact that the Indebtedness, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Indebtedness, or any part thereof, is ultra vires, or the officers, partners or trustees creating same acted in excess of their authority, or for any other reason; (h) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable laws or for any other reason Secured Party is required to refund such payment or pay the amount thereof to someone else; or (i) the modification of, amendment to, or waiver of compliance with any terms of the Notes or any of the Loan Documents without the notification or consent of an Obligor, except as required therein (the right to such notification and consent being herein specifically waived by the Obligor).

9.3           Waivers. Each Obligor waives (a) any right to require Secured Party to proceed against any other Person, to exhaust its rights in the Collateral, or to pursue any other right which Secured Party may have; (b) with respect to the Indebtedness, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate; and (c) all rights of marshaling in respect of any and all of the Collateral.

9.4           Financing Statement. Secured Party shall be entitled at any time to file this Agreement or a carbon, photographic, or other reproduction of this Agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Agreement.

9.5           Captions; Arrangements; References. The headings, captions and arrangements used herein are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms hereof nor affect the meaning thereof. Whenever herein the singular number is used, the same shall include the plural where appropriate, and vice versa and words of any gender herein shall include each other gender where appropriate. The words "herein," "hereof," and "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular part or subdivision hereof. Reference herein to "Articles" and "Sections" are to articles and sections of this Agreement.

9.6           Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing and shall be given in accordance with the terms of the Loan Agreement.

9.7           Exceptions to Covenants. Obligors shall not be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

9.8           Survival.  All covenants, agreements, undertakings, representations and warranties made herein shall survive all closings hereunder and, except as otherwise indicated, shall not be affected by any investigation made by any party.

10.           Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

11.           Invalid Provisions. If any provision hereof is held to be illegal, invalid or unenforceable under present or future applicable laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

12.           Entirety and Amendments. This Agreement, the Loan Agreement, and the Loan Documents embody the entire respective agreements between the parties, supersede all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by an authorized officer of each party hereto and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

13.           Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

14.           Parties Bound; Assignment. This Agreement shall be binding upon and shall inure to the benefit of Debtor, VPS and Secured Party, and their respective successors and assigns; provided, however, that Obligors may not assign any of their respective rights hereunder without the prior written consent of the Secured Party, and any such assignment made without such consent will be void.

15.           Indemnification.  Other than the exercise of reasonable care by Secured Party in the physical custody of the Collateral, Debtor hereby assumes all liability for the Collateral, for the Security Interest, and for any use, possession, maintenance, and management of, all or any of the Collateral, including, without limitation, any taxes arising as a result of, or in connection with, the transactions contemplated herein, and agrees to assume liability for, and to indemnify and hold Secured Party harmless from and against, any and all claims, causes of action, or liability, for injuries to or deaths of Persons and damage to property, howsoever arising from or incident to such use, possession, maintenance, and management, whether such Persons be agents or employees of any Obligor or of third parties, or such damage be to property of any Obligor or of others.  Each Obligor agrees to indemnify, save, and hold Secured Party harmless from and against, and covenants to defend Secured Party against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses, including, without limitation, court costs and attorneys' fees, howsoever arising or incurred because of, incident to, or with respect to Collateral or any use, possession, maintenance, or management thereof, except losses, damages, claims, costs, penalties, liabilities, and expenses resulting from Secured Party's gross negligence or willful misconduct.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO IMMEDIATELY FOLLOW.]

IN WITNESS WHEREOF, Debtor, VPS and Secured Party have caused this Agreement to be duly executed on the date set forth below.

SECURED PARTY:

COMMERCIAL HOLDING AG

By: ________________________________________
Title: _______________________________________
Address:                2201 Lakeside Dr.
Lexington, KY 40502-3020
Attention:              Frank Barker, Managing Partner
Phone:                    859.455.9255
Fax:                         859.455.8355

DEBTOR

SECURED FINANICAL NETWORK, INC.

By: _________________________________________
Title: ________________________________________
Address:                1180 SW 36th Ave., Suite 204
Pompano Beach, Fl 33069
Attention:              Jeffrey Schultz, President/CEO
Phone:                    954.376.5611
Fax:                          954.337.2835

VPS                                                                         VPS VIRTUAL PAYMENT SOLUTIONS, INC.

By: /s/  Jeffrey L. Schultz
     JEFFREY L. SCHULTZ
     TITLE: CEO
Address:                1180 SW 36th Ave., Suite 204
Pompano Beach, Fl 33069
Attention:              Jeffrey Schultz, CEO
Phone:                    954.376.5611
Fax:                          954.337.2835